Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference of our firm under the caption “Experts” in the Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-280415) and related Prospectus of TNF Pharmaceuticals, Inc. (formerly MyMD Pharmaceuticals, Inc.) and to the incorporation by reference therein of our report dated April 1, 2024, with respect to the consolidated financial statements of TNF Pharmaceuticals, Inc. (formerly MyMD Pharmaceuticals, Inc.) included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2024.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

August 8, 2024